Exhibit 99.1

Mindspeed Reports Fiscal First Quarter 2011 Results

Company Sees Demand Environment Improving

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--January 24, 2011--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal first quarter of 2011, which ended on December 31, 2010.

Fiscal First Quarter 2011 Financial Highlights:

  Total Net Revenues: $40.5 million, including patent sales of $2.5 million; Product Revenue: $38.0 million, up 3 percent from the fiscal first quarter of 2010.
  Non-GAAP Gross Margin: 64.9 percent; excluding patent sales, non-GAAP gross margin was 62.6 percent; GAAP Gross Margin: 64.8 percent.
  Non-GAAP Diluted Earnings per Share: $0.09; excluding patent sales, non-GAAP diluted earnings per share was $0.01; GAAP Diluted Earnings per Share: $0.05.
  Generated approximately $1.9 million of cash; the company ended the fiscal first quarter of 2011 with cash totaling $45.6 million.

Total net revenues for the fiscal first quarter of 2011 were $40.5 million. Excluding patent sales of $2.5 million, product revenue was $38.0 million, a sequential decline of 15 percent from product revenue of $44.8 million in the prior fiscal quarter and an increase of 3 percent from product revenue of $37.0 million in the fiscal first quarter of 2010.

Product revenue from communications convergence processing solutions contributed 44 percent of fiscal first quarter of 2011 product revenue and decreased 12 percent sequentially from the prior fiscal quarter and increased year-over-year by 19 percent. Product revenue from high-performance analog products represented 37 percent of product revenue and decreased 5 percent sequentially from the prior fiscal quarter and increased year-over-year by 22 percent. Wide area networking communications product revenue contributed the remaining 19 percent of fiscal first quarter of 2011 product revenue and decreased 33 percent sequentially from the prior fiscal quarter, as well as decreased 36 percent year-over-year.

The company’s non-GAAP gross margin for the fiscal first quarter of 2011 was $26.3 million, or 64.9 percent of total net revenues, including the effect of patent sales of $2.5 million. Excluding the effect of patent sales, non-GAAP gross margin was $23.8 million, or 62.6 percent of product revenue. This is compared to the company’s non-GAAP gross margin, excluding the net effect of $12.4 million in patent sales, of $28.7 million, or 64.0 percent of product revenue, for the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal first quarter of 2011 was $26.3 million, compared to $41.1 million in the prior fiscal quarter.

Total non-GAAP operating expenses for the fiscal first quarter of 2011 were $23.0 million, up $1.2 million sequentially from $21.8 million of non-GAAP operating expenses, excluding $2.3 million of operating expenses associated with patent sales, in the prior fiscal quarter. Total GAAP operating expenses for the fiscal first quarter of 2011 were $24.1 million, compared to $27.1 million in the prior fiscal quarter.

Non-GAAP operating income for the fiscal first quarter of 2011 was $3.3 million, including $2.5 million of effect from patent sales. Excluding patent sales, non-GAAP operating income was $0.8 million, compared to non-GAAP operating income of $6.9, excluding the net effect of $10.1 million in patent sales and associated expenses in the prior fiscal quarter. On a GAAP basis, operating income for the fiscal first quarter of 2011 was $2.1 million, compared to $14.0 million in the prior fiscal quarter.

The company’s non-GAAP net income for the fiscal first quarter of 2011 was $3.0 million, or $0.09 per share, including $2.5 million of effect from patent sales. Excluding patent sales, non-GAAP net income was $0.5 million, or $0.01 per share, compared to non-GAAP net income, excluding the net effect of patent sales, for the prior fiscal quarter of $6.4 million, or $0.19 per share. Presented on a GAAP basis, the company’s net income was $1.7 million, or $0.05 per share, compared to $13.2 million, or $0.38 per share, in the prior fiscal quarter, which included the net effect of $2.5 million and $10.0 million from patent sales in the respective periods. All GAAP net income and earnings per share results include stock-based compensation and related payroll costs and special charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

In the fiscal first quarter of 2011, the company generated approximately $1.9 million of cash. The company ended the quarter with cash totaling $45.6 million, up from $43.7 million at the end of the prior fiscal quarter.

Commentary

“We continue to feel very encouraged about the long-term growth prospects for Mindspeed. This growth will be based on our current strong design win pipeline for market leading solutions in key global networking infrastructure initiatives such as fiber optic access, high-performance analog solutions for the enterprise and OTN and, most significantly, 4G wireless,” said Raouf Y. Halim, Mindspeed’s chief executive officer. “Additionally, our current overall backlog and customer forecasts suggest that our customers are making progress in depleting their inventory. Currently, our overall backlog is stronger than at the same point in the last fiscal quarter and order trends are already improving,” added Mr. Halim.

Outlook

Mindspeed expects fiscal second quarter of 2011 total net revenues to be within a range of approximately $36.9 million to $39.1 million, excluding any potential patent sales. The company expects fiscal second quarter of 2011 non-GAAP gross margin to be approximately 63.0 to 64.0 percent. The company also expects non-GAAP operating expenses to be approximately $23.5 million in the fiscal second quarter of 2011.

Fiscal First Quarter 2011 Conference Call

Mindspeed will conduct a conference call announcing its first quarter fiscal 2011 results on Monday, January 24, 2011, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 800-593-9968 (domestic) or 210-795-2680 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 866-393-0876 (domestic) or 203-369-0443 (international). Replay will also be available in the Investors section of Mindspeed’s web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes enterprise networks, broadband access networks (fixed and mobile), and metropolitan and wide area networks. We have organized our solutions for these interrelated and rapidly converging networks into three families. Our communications convergence processing (CCP) products include ultra-low-power, multi-core digital signal processor (DSP) system-on-chip (SoC) products for the fixed and mobile (3G/4G/LTE) carrier infrastructure and residential and enterprise service platforms. Our high-performance analog (HPA) products solve difficult switching, timing and synchronization challenges in next-generation optical networking, enterprise storage and broadcast video transmission applications. Our wide area networking (WAN) communications portfolio helps optimize today's circuit-switched networks. Mindspeed's products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment which serves these markets. To learn more, please visit www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including, but not limited to, the company's long-term growth prospects; design wins and our ability to benefit from them; backlog; customer forecasts; customer inventory depletion; order trends; and expected levels of revenues, gross margin and operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; constraints in the supply of wafers and other product components from our third-party manufacturers; fluctuations in the price of our common stock; cash requirements and terms and availability of financing; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; successful development and introduction of new products; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended October 1, 2010, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	December 31,	October 1,	January 1,
	2010	2010	2010

Net revenues:
Product	$38,043	$44,819	$37,026
Intellectual property	2,500	12,800	—
Total net revenues	40,543	57,619	37,026
Cost of goods sold (a)	14,281	16,543	13,463

Gross margin	26,262	41,076	23,563

Operating expenses:
Research and development (a)	13,923	13,889	12,588
Selling, general and administrative (a)	10,211	11,247	9,634
Special charges (b)	(18)	1,974	860
Total operating expenses	24,116	27,110	23,082

Operating income	2,146	13,966	481

Other expense, net	398	499	625

Income/(loss) before income taxes	1,748	13,467	(144)

Provision for income taxes	49	241	16

Net income/(loss)	$1,699	$13,226	$(160)

Net income/(loss) per share:
Basic	$0.05	$0.42	$(0.01)
Diluted (c)	$0.05	$0.38	$(0.01)

Weighted-average number of shares used in per share computation:
Basic	31,908	31,697	28,500
Diluted	32,870	35,965	28,500

(a) Includes stock-based compensation expense and related payroll costs.

(b) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(c) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in the fourth quarter of fiscal 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three months ended
	December 31,	October 1,	January 1,
	2010	2010	2010

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$26,305	$41,121	$23,595
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	43	45	32
Gross margin	$26,262	$41,076	$23,563

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$13,608	$13,599	$12,281
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	315	290	307
Research and development expenses	$13,923	$13,889	$12,588

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,390	$10,490	$9,019
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	821	757	601
Employee option exchange costs (d)	-	-	14
Selling, general and administrative expenses	$10,211	$11,247	$9,634

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$22,998	$24,089	$21,300
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	1,136	1,047	908
Special charges	(18)	1,974	860
Employee option exchange costs (d)	-	-	14
Operating expenses	$24,116	$27,110	$23,082

Reconciliation of Non-GAAP Operating Income to GAAP Operating Income
Non-GAAP operating income	$3,307	$17,032	$2,295
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation and related payroll costs	1,179	1,092	940
Special charges	(18)	1,974	860
Employee option exchange costs (d)	-	-	14
Operating income	$2,146	$13,966	$481

Reconciliation of Non-GAAP Other Expense, Net to GAAP Other Expense, Net
Non-GAAP other expense, net	$(297)	$(399)	$(390)
Items excluded from non-GAAP other income/(expense), net:
Non-cash interest expense on convertible senior notes (e)	(101)	(100)	(235)
Other expense, net	$(398)	$(499)	$(625)

Reconciliation of Non-GAAP Net Income to GAAP Net Income/(Loss)
Non-GAAP net income	$2,961	$16,392	$1,889
Items excluded from non-GAAP net income:
Stock-based compensation and related payroll costs	1,179	1,092	940
Special charges	(18)	1,974	860
Employee option exchange costs (d)	-	-	14
Non-cash interest expense on convertible senior notes (e)	101	100	235
Net income/(loss)	$1,699	$13,226	$(160)

Reconciliation of Non-GAAP Net Income Per Share to GAAP Net Income/(Loss) Per Share
Net income per share, basic:
Non-GAAP net income	$0.09	$0.52	$0.07
Adjustments	(0.04)	(0.10)	(0.08)
Net income/(loss)	$0.05	$0.42	$(0.01)

Net income per share, diluted:
Non-GAAP net income (f)	$0.09	$0.46
Adjustments	(0.04)	(0.08)
Net income (f)	$0.05	$0.38

(d) Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.

(e) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company’s 3.75% and 6.5% convertible senior notes.

(f) In accordance with FASB ASC 260, since shares related to the potential conversion of our convertible debt are included in the fourth quarter of fiscal 2010 diluted shares, interest expense associated with the convertible debt has been added back to net income for the purpose of calculating diluted earnings per share.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, costs related to our employee option exchange program, the effects of special charges such as asset impairments and restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We also discuss certain non-GAAP measures excluding patent sales as a supplement to financial results based on GAAP. The sale of patents in the fiscal fourth quarter of 2010 impacted our net revenue, gross margin, operating expenses and provision for income taxes. The sale of patents in the fiscal first quarter of 2011 impacted our net revenue. Information needed to reconcile our non-GAAP financial measures excluding the impact of patent sales is provided within the text of our earnings release.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. We also use certain non-GAAP measures excluding patent sales for the same reasons that we use the underlying non-GAAP measures.

Non-GAAP gross margin and research and development expenses exclude stock-based compensation expense and related payroll costs. Non-GAAP selling, general and administrative expenses excludes stock-based compensation and related payroll costs and employee option exchange costs. Non-GAAP operating expenses excludes stock-based compensation expense and related payroll costs, special charges and employee option exchange costs. Non-GAAP operating income excludes stock-based compensation expense and related payroll costs, special charges and employee option exchange costs. Non-GAAP other expense, net, excludes non-cash interest expense on our convertible senior notes. Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense and related payroll costs, special charges, employee option exchange costs and non-cash interest expense on our convertible senior notes. We further exclude patent sales from non-GAAP net revenue.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude special charges and costs related to our employee option exchange program and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude patents in order to provide investors with the ability to compare our current financial results with those of previous periods and provide consistency in our financial reporting.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, our employee option exchange program, special charges and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	December 31,	October 1,
	2010	2010

ASSETS
Current Assets
Cash and cash equivalents	$45,558	$43,685
Receivables, net	17,022	25,678
Inventories	9,189	10,205
Deferred tax assets - current	2,202	2,264
Prepaid expenses and other current assets	3,228	3,035
Total current assets	77,199	84,867

Property, plant and equipment, net	13,618	12,700
License agreements	12,998	9,887
Other assets	1,290	1,230
Total assets	$105,105	$108,684

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$6,400	$9,303
Accrued compensation and benefits	5,316	9,336
Accrued income taxes	1,109	1,503
Deferred income on sales to distributors	4,890	5,199
Deferred revenue	564	658
Restructuring	371	710
Other current liabilities	5,358	4,396
Total current liabilities	24,008	31,105

Convertible senior notes – long term	13,910	13,810
Other liabilities	2,008	2,133
Total liabilities	39,926	47,048

Stockholders' equity	65,179	61,636
Total liabilities and stockholders' equity	$105,105	$108,684

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,	January 1,
	2010	2010

Cash Flows From Operating Activities
Net income/(loss)	$1,699	$(160)
Adjustments required to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	1,202	1,192
Amortization of license agreements and other intangible assets	574	239
Restructuring charges	(18)	860
Stock compensation	1,162	937
Inventory provisions	27	963
Deferred income tax	-	46
Amortization of debt discount on convertible debt	121	249
Other non-cash items, net	-	154
Changes in assets and liabilities:
Receivables	8,675	(5,097)
Inventories	989	544
Accounts payable	(1,517)	714
Deferred income on sales to distributors	(310)	2,459
Restructuring	(321)	(395)
Accrued expenses and other current liabilities	(4,615)	(337)
Other	(363)	(359)

Net cash provided by operating activities	7,305	2,009

Cash Flows From Investing Activities
Capital expenditures	(6,102)	(808)

Net cash used in investing activities	(6,102)	(808)

Cash Flows From Financing Activities
Extinguishment of convertible debt	-	(10,500)
Payments made on capital lease obligations	(107)	(151)
Borrowings under line of credit	-	7,000
Payments made on borrowings under line of credit	-	(7,000)
Common stock repurchased and retired	(221)	(28)
Proceeds from equity compensation programs	979	44
Net cash provided by/(used in) financing activities	651	(10,635)

Effect of foreign currency exchange rates on cash	19	24

Net increase/(decrease) in cash and cash equivalents	1,873	(9,410)
Cash and cash equivalents at beginning of period	43,685	20,891

Cash and cash equivalents at end of period	$45,558	$11,481

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended
	December 31,	October 1,	January 1,
	2010	2010	2010

Gross margin %	65%	71%	64%

Cash provided by/(used in):
Operating activities	$7,305	$12,859	$2,009
Investing activities	(6,102)	(3,082)	(808)
Financing activities	651	(133)	(10,635)
Effect of foreign currency on cash	19	(66)	24
Net increase/(decrease) in cash	$1,873	$9,578	$(9,410)

Depreciation	$1,202	$1,143	$1,192
Capital expenditures	6,102	3,082	808

Revenues by region:
Americas	$12,031	$18,318	$8,618
Europe	3,340	4,012	2,352
Asia-Pacific	25,172	35,289	26,056
	$40,543	$57,619	$37,026

Revenue by product line:
Communications convergence processing products	$16,625	$18,977	$13,955
High-performance analog products	14,104	14,869	11,580
WAN communications products	7,314	10,973	11,491
Total net product revenue	38,043	44,819	37,026
Intellectual property	2,500	12,800	—
Total net revenues	$40,543	$57,619	$37,026

CONTACT:
Press Relations Contact:
Magnet PR Group
Lisa Briggs, 949-305-5131
lisab@magnetprgroup.com
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Andrea D. Williams, 949-579-3111